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                                                                    Exhibit 23.1


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of our reports dated October 21, 1997 (except for the matter discussed in Note 10, as to which the date is November 6, 1997) included in Sanmina's Form 10-K for the year ended September 30, 1997 and to all references to our Firm included in this Registration Statement.


                                                         /s/ ARTHUR ANDERSEN LLP

                                                             ARTHUR ANDERSEN LLP

San Jose, California
October 28, 1998